Allstate Life Insurance Company

Supplement, dated September 24, 2009, to

the Allstate® ChoiceRate Annuity Prospectus;

the Allstate® MarketSmart Annuity Prospectus; and

the Allstate® Treasury-Linked Annuity Plus Prospectus

This supplement amends certain disclosure contained in the above-referenced prospectus for certain annuity contracts issued by Allstate Life Insurance Company.

The following section is added to the prospectus:

WRITTEN REQUESTS AND FORMS IN GOOD ORDER. Written requests must include sufficient information and/or documentation, and be sufficiently clear, to enable us to complete your request without the need to exercise discretion on our part to carry it out. You may contact our Customer Service Center to learn what information we require for your particular request to be in “good order.” Additionally, we may require that you submit your request on our form. We reserve the right to determine whether any particular request is in good order, and to change or waive any good order requirements at any time.

If you have any questions, please contact your financial representative or call our Customer Service Center at 1-800-755-5275.

For future reference, please keep this supplement together with your prospectus.